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As filed with the Securities and Exchange Commission on September 19, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VeriFone Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3578 (Primary Standard Industrial Classification in Number)	04-3692546 (I.R.S. Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, California 95110 (408) 232-7800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Douglas G. Bergeron VeriFone Holdings, Inc. 2099 Gateway Place, Suite 600 San Jose, California 95110 (408) 232-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Scott D. Miller, Esq. Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 (650) 461-5600	Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☒ File No. 333-127998

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee

Common Stock, par value $0.01 per share	2,389,985	$20.78	$49,663,889	$5,846

(1)
Includes shares issuable upon exercise of the underwriters' option to purchase additional shares of Common Stock.

(2)
Based on the public offering price.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        VeriFone Holdings, Inc., a Delaware corporation (the "Company"), is filing this registration statement with respect to the registration of an additional 2,389,985 shares of its common stock, par value $0.01 per share, pursuant to General Instruction V of Form S-1 and rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including 311,737 shares of its common stock subject to an over-allotment option. This Registration Statement relates to the public offering of our common stock contemplated by the Registration Statement on Form S-1 (File No. 333-127998), as amended (the "Prior Registration Statement"), which was originally filed by the Company with the Securities and Exchange Commission (the "Commission") on August 31, 2005 and declared effective by the Commission on September 19, 2005.

        The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.

        The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

          (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description
5.1	—	Opinion of Sullivan & Cromwell LLP
23.1	—	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)
23.2	—	Consent of Independent Registered Public Accounting Firm
24.1	—	Power of Attorney*

*
Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-127998) and incorporated herein by reference.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, California, on September 19, 2005.

VERIFONE HOLDINGS, INC.
By:	/s/ DOUGLAS G. BERGERON Douglas G. Bergeron, Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DOUGLAS G. BERGERON Douglas G. Bergeron	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	September 19, 2005
/s/ BARRY ZWARENSTEIN Barry Zwarenstein	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 19, 2005
* Craig A. Bondy	Director	September 19, 2005
James C. Castle	Director
* Leslie Denend	Director	September 19, 2005
* Robert B. Henske	Director	September 19, 2005
* Collin E. Roche	Director	September 19, 2005
* Daniel Timm	Director	September 19, 2005
*By:	/s/ BARRY ZWARENSTEIN Barry Zwarenstein Attorney-in-fact

II-2

Exhibit Number		Description
5.1	—	Opinion of Sullivan & Cromwell LLP
23.1	—	Consent of Sullivan & Cromwell LLP (Included in Exhibit 5.1)
23.2	—	Consent of Independent Registered Public Accounting Firm
24.1	—	Power of Attorney*

*
Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-127998) and incorporated herein by reference.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES